UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported):
December 23, 2008
UNITED BANCORPORATION OF ALABAMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25917	63-0833573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Drawer 8		36504
Atmore, Alabama		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(251) 446-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 23, 2008, as part of the Capital Purchase Program established by the United States Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), United Bancorporation of Alabama, Inc. (the “Company”) entered into a Letter Agreement (including the Securities Purchase Agreement — Standard Terms incorporated by reference therein, the “Purchase Agreement”) with the Treasury pursuant to which the Company issued and sold to the Treasury (i) 10,300 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), and (ii) a ten-year warrant to purchase up to 104,040 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), at an initial exercise price of $14.85 per share (the “Warrant”), for an aggregate purchase price of $10.3 million in cash. All of the proceeds from the sale of the Series A Preferred Stock will be treated as Tier 1 capital for regulatory purposes.
     Cumulative dividends on the Series A Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only when declared by the Company’s Board of Directors. The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.
     The Series A Preferred Stock generally is non-voting, other than class voting on certain matters that could adversely affect the Series A Preferred Stock. If dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Company’s authorized number of directors will be automatically increased by two and the holders of the Series A Preferred Stock, voting together with the holders of any then outstanding voting parity stock, will have the right to elect those directors at the Company’s next annual meeting of stockholders or at a special meeting of stockholders called for that purpose. These two directors will be elected annually and will serve until all accrued and unpaid dividends on the Series A Preferred Stock have been paid.
     After December 23, 2011, the Company may redeem the Series A Preferred Stock in whole or in part at any time, or from time to time. Prior to this date, the Company may redeem the Series A Preferred Stock if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) in excess of $2,575,000 and (ii) the aggregate redemption price does not exceed the aggregate net cash proceeds from such Qualified Equity Offerings. Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System.
     The Purchase Agreement defines a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after the closing, of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System.
     Prior to December 23, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury has transferred the Series A Preferred Stock to a third party, the consent of the Treasury will be required for the Company to (1) increase its Common Stock dividend or (2) redeem, purchase or acquire any shares of Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.
     The Warrant is immediately exercisable. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $10.3 million, the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.
     The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $10.3 million from one or more Qualified Equity Offerings and (ii) December 31, 2009.
     Pursuant to the terms of the Purchase Agreement, the Company agreed that, until such time as the Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA. Additionally, each of Robert R. Jones, III and Allen O. Jones, Jr. (each a “Senior Executive Officer”), executed waivers and consents (each a “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008, acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program and consenting to the foregoing amendments.
     Copies of the Purchase Agreement, the Warrant, the Certificate of Designations with respect to the Series A Preferred Stock, the form of the Specimen Stock Certificate for the Series

A Preferred Stock and the form of Waiver are included as exhibits to this Report on Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.
Item 3.03 Material Modification of the Rights of Security Holders.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 22, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to designate the Series A Preferred Stock and to specify the preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock. A copy of that Certificate of Designations is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.
Item 8.01 Other Events.
     On December 29, 2008, the Company issued a press release relating to the issuance and sale of the Series A Preferred Stock and the Warrant. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
3.1	Certificate of Designations for Series A Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant to Purchase up to 104,040 shares of Common Stock, dated December 23, 2008

10.1	Letter Agreement, dated December 23, 2008, including Securities Purchase Agreement — Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	Form of Waiver of Senior Executive Officers

99.1	Press Release, dated December 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANCORPORATION OF ALABAMA, INC.
Date: December 29, 2008	By:	/s/ Robert R. Jones, III
Robert R. Jones, III
President & CEO